UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OptimizeRx Corp.

(Exact name of registrant as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200,

Rochester, MI 48307

(Address of Principal Executive Offices)

Amended and Restated OptimizeRx Corp. 2013 Incentive Plan

(Full title of the plan)

Spring Valley Solutions, LLC

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

(Name and address of agent for service)

(702) 982-5686

(Telephone number, including area Code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $0.001 par value	3,000,000	$46.63	$139,890,000	$15,262.00

(1)

This Registration Statement covers an additional 3,000,000 shares of Common Stock that may be offered or issued pursuant to the Amended and Restated OptimizeRx Corp. 2013 Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions that become issuable under the Plan.

(2)	Estimated in accordance with Rule 457(c) promulgated under the Securities Act solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Capital Market on March 26, 2021.

This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE

In accordance with General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of Registration Statement No. 333-237630 on Form S-8 filed by OptimizeRx Corp. (the “Company”) on April 10, 2020, the Registration Statement No. 333-230212 on Form S-8 filed by the Company on March 12, 2019, the Registration Statement No. 333-210653 on Form S-8 filed by the Company on April 8, 2016 and the Registration Statement No. 333- 189439 on Form S-8 filed by the Company on June 19, 2013, relating to shares of Common Stock issuable pursuant to the OptimizeRx Corp. 2013 Incentive Plan (as amended and restated, the “Plan”). This Registration Statement, which is being filed to register an additional 3,000,000 shares of Common Stock made available for issuance pursuant to the Plan, consists of the facing page, this page, other required information, required opinions, consents and other exhibits, and the signature page.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” the information we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus supplement. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02, Item 7.01 and Item 8.01 of Form 8-K and all exhibits related to such items):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 8, 2021;
●	The description of our common stock in our Registration Statement on Form S-3ASR, filed with the SEC on February 8, 2021, including any amendment, supplements or reports filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by us pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement and the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Douglas Baker, c/o OptimizeRx Corporation, at 400 Water Street, Suite 200, Rochester, MI 48307. Our telephone number is (248) 651-6568.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation of OptimizeRx Corporation (the “Company”)[1]
4.2	Amended and Restated Bylaws of the Company[2]
4.3	Certificate of Correction of the Company, dated April 30, 2018[3]
4.4**	Fifth Amended and Restated 2013 Equity Incentive Plan
5.1**	The Doney Law Firm Opinion and consent to use
23.1**	Consent of UHY LLP
23.2**	Consent of Marcum LLP
24.1**	Power of Attorney (included on the signature page of this registration statement).

[1]	Incorporated by reference to the Form S-1, filed by the Company with the Securities and Exchange Commission on November 12, 2008.
[2]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on July 16, 2010.
[3]	Incorporated by reference to the Form 10-K, filed by the Company with the Securities and Exchange Commission on March 12, 2019,

**	provided herewith

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Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements to a filing on Form S-8 and authorized this filing to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, Michigan on March 29, 2021.

OPTIMIZERX CORPORATION

By:	/s/ William Febbo
William Febbo
Chief Executive Officer (Principal Executive Officer) and Director

By:	/s/ Doug Baker
Doug Baker
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Company, hereby constitute and appoint William Febbo and Doug Baker and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Company, a registration statement on Form S-8 (or other appropriate form) relating to the offer and sale of common stock of the Company pursuant to the Plans (or any and all amendments, including post-effective amendments, to such registration statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ William Febbo	Chief Executive Officer	March 29, 2021
William Febbo	(Principal Executive Officer) and Director

/s/ Doug Baker	Chief Financial Officer	March 29, 2021
Doug Baker	(Principal Financial and Accounting Officer)

/s/ Lynn Vos	Director	March 29, 2021
Lynn Vos

/s/ Patrick Spangler	Director	March 29, 2021
Patrick Spangler

/s/ James Lang	Director	March 29, 2021
James Lang

/s/ Gus D. Halas	Director	March 29, 2021
Gus D. Halas

/s/ Greg Wasson	Director	March 29, 2021
Greg Wasson

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